UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      May 31, 2005

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant s telephone number, including area code:	(508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2005, the Compensation Committee of the Board of Directors of Boston Scientific approved an award to Lucia L. Quinn in connection with her recent appointment as Executive Vice President, Human Resources. Deferred stock units reflect Boston Scientific s commitment to issue shares of its common stock at a later date provided certain conditions of continued employment have been met. Pursuant to the terms of the award, Ms. Quinn received 30,000 deferred stock units representing Boston Scientific s commitment to issue shares of common stock in equal annual installments over three years beginning on May 31, 2006, the first anniversary of the award, provided Ms. Quinn continues to be employed by the Company on those dates or in certain circumstances upon the termination of Ms. Quinn s employment with Boston Scientific. A form of the Deferred Stock Unit Agreement is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
10.1	Form of Deferred Stock Unit Agreement between Lucia L. Quinn and Boston Scientific Corporation dated May 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: June 3, 2005	By: /s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel

INDEX TO EXHIBITS

Exhibit

Number	Description

10.1	Form of Deferred Stock Unit Agreement between Lucia L. Quinn and Boston Scientific Corporation dated May 31, 2005.